UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014 (December 15, 2014)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 847-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

On December 15, 2014, Becton Dickinson and Company (the “Company”) issued (i) $750,000,000 aggregate principal amount of Floating Rate Notes due June 15, 2016 (the “2016 Notes”), (ii) $1,250,000,000 aggregate principal amount of 1.800% notes due December 15, 2017, (the “2017 Notes”), (iii) $1,250,000,000 aggregate principal amount of 2.675 % notes due December 15, 2019, (the “2019 Notes”), (iv) $1,750,000,000 aggregate principal amount of 3.734 % notes due December 15, 2024, (the “2024 Notes”) and (v) $1,200,000,000 aggregate principal amount of 4.685% notes due December 15, 2044, (the “2044 Notes”, collectively the “Notes”) in an underwritten public offering pursuant to the indenture, dated March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

Except as described in the following paragraph, the Company may not redeem the 2016 Notes prior to maturity. The Company may redeem the 2017 Notes and 2019 Notes, in whole or in part, at any time prior to maturity, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii)100% of the principal amount plus an applicable premium and, in each case, plus accrued and unpaid interest, if any, to the date of redemption. The Company may also redeem the 2024 Notes and 2044 Notes, in whole or in part, prior to September 15, 2024 and June 15, 2044, respectively, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii) 100% of the principal amount plus an applicable premium, and anytime thereafter, at a redemption price equal to 100% of the principal amount, in each case, plus accrued and unpaid interest, if any, to the date of redemption.

Additionally, if (i) the Company’s acquisition of CareFusion Corporation (the “CareFusion Acquisition”) is not consummated on or prior to October 5, 2015 or, (ii) prior to such date, the agreement and plan of merger governing the CareFusion Acquisition is terminated, each series of Notes will be redeemed in whole at a special mandatory redemption price as determined by Company equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest, if any, to the date of redemption.

Upon the occurrence of a Change of Control Trigger Event (as defined in the Notes), each holder of outstanding Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, unless the Company has earlier redeemed or delivered a valid notice of redemption with respect to all of the outstanding Notes as described above.

Each of the following constitutes an event of default under the Indenture with respect to any series of Notes: (1) failure to pay any installment of interest on any security of such series when due and payable, continued for 30 days; (2) failure to pay the principal when due of such series, whether at its stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of the Company with respect to such securities for 60 days after the Company receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization. If an event of default occurs, the principal amount of the Notes may be accelerated pursuant to the Indenture.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference to Exhibit 4(a) to the Company’s Current Report on Form 8-K filed on July 31, 1997, and the Notes, forms of each series of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, and 4.5 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

4.1	Form of Floating Rate Notes due June 15, 2016.

4.2	Form of 1.800% Notes due December 15, 2017.

4.3	Form of 2.675% Notes due December 15, 2019.

4.4	Form of 3.734% Notes due December 15, 2024.

4.5	Form of 4.685% Notes due December 15, 2044.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Jeffrey Sherman.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Jeffrey Sherman (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: December 15, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Floating Rate Notes due June 15, 2016.

4.2	Form of 1.800% Notes due December 15, 2017.

4.3	Form of 2.675% Notes due December 15, 2019.

4.4	Form of 3.734% Notes due December 15, 2024.

4.5	Form of 4.685% Notes due December 15, 2044.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Jeffrey Sherman.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Jeffrey Sherman (included as part of Exhibit 5.2).

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